Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 7, 2022, in Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-268742) and the related prospectus of Freightos Limited, with respect to the combined financial statements of 9T Technologies LLC.

December 21, 2022	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global